EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-04268, 333-22973, 333-22975, 333-24545, 333-56359, 333-56361, 333-73409, 333-73411, 333-33114, 333-33116, 333-56790, 333-56792, 333-33110, 333-82790, 333-82808, 333-103299, 333-113083, 333-123433, and 333-132647) of MapInfo Corporation and subsidiaries of our report dated December 13, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Albany, New York
December 13, 2006